As filed with the Securities and Exchange Commission on October 19, 1999
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                          HOSPITALITY PROPERTIES TRUST

             (Exact name of registrant as specified in its charter)

                             -----------------------

            Maryland                                     04-3262075
 (State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification Number)

                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 964-8389
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                            John G. Murray, President
                          Hospitality Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 964-8389
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                              ---------------------
                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the selling shareholders. All of the shares offered hereby are for the respective accounts of the selling shareholders.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                                                      CALCULATION OF REGISTRATION FEE

                                                                            Proposed              Proposed
                                                                             Maximum               Maximum
    Title of Each Class of Securities to be            Amount to         Offering Price           Aggregate            Amount of
                   Registered                        be Registered          Per Unit           Offering Price      Registration Fee

Common Shares of Beneficial Interest, par
value $.01 per share ...........................        313,430            $22.1875(1)           $6,954,228             $1,933

         (1)  Estimated  pursuant to Rule 457(c)  solely for purposes of  calculation  of the  registration  fee on the basis of the
$22.1875 average of the high and low sales prices for the Common Shares on the New York Stock Exchange on October 15, 1999.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary prospectus dated October 19, 1999
Prospectus

                                 313,430 Shares

                          Hospitality Properties Trust

                      Common Shares of Beneficial Interest

                             ----------------------

Selling Shareholders

   o The selling shareholders do not have any present intention to sell any common shares. This prospectus relates to the reoffer and resale of common shares by Gerard M. Martin and Barry M. Portnoy, the selling shareholders, for their own account. We will not receive any of the proceeds from the reoffering and resale of the common shares.

   o Depending upon the selling shareholders' continuing review of their respective investments and various other facts, the selling shareholders may, subject to any applicable securities laws, sell all or any part of the offered shares.

   o We have not filed the registration statement of which this prospectus forms a part because of any present intention of the selling shareholders to sell any of the offered shares. Rather, the selling shareholders intend to pledge all or a part of the offered shares they hold to one or more banks or brokerage houses as collateral for loans to them. In the event of a default under a loan to a selling shareholder which is secured by the pledge of offered shares, the lender will have the right to cause the sale of the offered shares under the registration statement relating to this prospectus.
                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

         Our common shares are traded on the New York Stock Exchange under the symbol "HPT." On October 15, 1999, the last sale price for the common shares on the NYSE was $22.3125.

         Our  principal  place  of  business  is  400  Centre  Street,   Newton,
Massachusetts 02458 and our telephone number is (617) 964-8389.

         The date of this prospectus is _____________, 1999.

                                TABLE OF CONTENTS

                                                                           Page
The Company...............................................................   3
Use of Proceeds...........................................................   3
Selling Shareholders......................................................   3
Description of Shares.....................................................   4
Limitation of Liability; Shareholder Liability............................   6
Restrictions on Transfer of Shares; Trustees; Business Combinations and
Control Share Acquisitions................................................   7
Plan of Distribution......................................................  14
Legal Matters.............................................................  16
Experts...................................................................  16
About This Prospectus.....................................................  16
Incorporation of Documents by Reference...................................  17
Where You Can Find More Information.......................................  18
Forward Looking Statements................................................  18

                                   THE COMPANY

         Hospitality Properties Trust is a real estate investment trust, a REIT, that acquires, owns and leases hotels. We currently own or have agreed to buy a total of 210 hotels with 28,449 rooms located in 35 states. References to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and its subsidiaries. We are organized as a Maryland real estate investment trust.

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the common shares offered by the selling shareholders. The selling shareholders will receive all proceeds.

                              SELLING SHAREHOLDERS

         The selling shareholders are Gerard M. Martin and Barry M. Portnoy. Prior to the offering of common shares described in this prospectus, the selling shareholders owned the following common shares:

                                                                                                 Percentage of
                                                                 Maximum Number of             Outstanding Common
                                 Common Shares Owned               Common Shares               Shares Outstanding
Selling Shareholder               Prior to Offering                Being Offered               Prior to Offering
-------------------               -----------------                -------------               -----------------

Gerard M. Martin                      156,715(1)                      156,715                        0.28%
Barry M. Portnoy                      156,715(1)                      156,715                        0.28%
---------------

(1)      HRPT Properties Trust, of which Messrs. Martin and Portnoy are each Managing Trustees, owns 4,000,000 common shares,  7.09% of our outstanding common shares.  Messrs.  Martin and Portnoy may be deemed to have beneficial  ownership of the common shares owned by HRPT Properties  Trust.  Messrs.  Martin and
         Portnoy disclaim any beneficial ownership of those common shares.

         The selling shareholders are offering the common shares described in this prospectus. From time to time, depending upon the selling shareholders' continuing review of their respective investments and various other facts, the selling shareholders may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. However, we have not filed the registration statement of which this prospectus forms a part because of any present intention of the selling shareholders to sell any of the offered shares. Rather, we filed the registration statement to facilitate the pledge by the selling shareholders of all or a part of the offered shares to one or more banks or brokerage houses as collateral for loans to the selling shareholders. Because we are registering the offered shares to facilitate the pledge of those shares and because this offering is not being underwritten on a firm commitment basis, we cannot give an estimate as to the number or percentage of common shares which the selling shareholders will own upon termination of this offering. More information about the possible distribution of the offered shares is given in "Plan of Distribution" below.

         Gerard M. Martin and Barry M. Portnoy are our Managing Trustees and are also Managing Trustees of HRPT Properties Trust. REIT Management & Research, Inc. is our investment advisor. Messrs. Martin and Portnoy own Reit Management & Research, Inc. and Messrs. Martin and Portnoy and David J. Hegarty are the directors of Reit Management & Research, Inc.

                              DESCRIPTION OF SHARES

         Authorized Capital. Our declaration of trust authorizes us to issue an aggregate of 200,000,000 shares of beneficial interest in our company, including
(i) 100,000,000 common shares, par value $.01 per share, and (ii) 100,000,000 preferred shares, without par value. Our declaration of trust permits our board of trustees to amend the declaration of trust to increase or decrease the authorized shares of beneficial interest of our company without shareholder approval.

         Preferred Shares. Our declaration of trust authorizes the trustees, without shareholder approval, from time to time to divide the preferred shares into classes or series and to set, or change, if the class or series has been previously established, the par value, if any, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of the preferred shares as are not prohibited by our declaration of trust or applicable law. In connection with the adoption of our shareholders rights plan, the trustees established an authorized but unissued class of 1,000,000 preferred shares, par value $.01 per share, called the "junior participating preferred shares." The junior participating preferred shares are described more fully below. In April 1999, the trustees authorized another series of preferred shares, the 9 1/2% Series A Cumulative Redeemable Preferred Shares, without par value.

         Outstanding Shares. As of October 15, 1999, there were 56,449,743 common shares and 3,000,000 Series A Preferred Shares outstanding.

         Characteristics of All Shares. The following descriptions are not complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions set forth in our declaration of trust.

         Except as otherwise determined by the trustees with respect to any class or series of preferred shares, all shares:

         o will participate equally in dividends payable to shareholders when, as and if declared by the trustees and will participate ratably in net assets distributed to shareholders on liquidation or dissolution;

         o will have one vote per share on all matters submitted to a vote of the shareholders;

         o will not have cumulative voting rights in the election of trustees; and

         o will have no preference, conversion, exchange, sinking fund, redemption rights or preemptive or similar rights.

         Upon issuance in accordance with the declaration of trust and applicable law, the common shares offered by this prospectus will be fully paid and nonassessable. The holders of shares do not have preemptive rights with respect to the issuance of additional common shares or other of our securities.

         We may, at the sole discretion of our trustees, issue the authorized but unissued shares from time to time for any proper trust purpose, which could include raising capital, providing compensation or benefits to employees and others, paying distributions in shares or acquiring companies, businesses or properties. The issuance of additional common shares could have the effect of diluting the earnings per share and book value per share of currently outstanding common shares.

Junior Participating Preferred Shares

         General. In connection with the adoption of our shareholders rights plan, the trustees authorized a class of 1,000,000 junior participating preferred shares. The powers, preferences and rights and certain qualifications, limitations and restrictions of the junior participating preferred shares, when and if issued, are described below. The statements below with respect to the junior participating preferred shares are not necessarily complete. You should read the applicable provisions of our declaration of trust, including the applicable articles supplementary, and our bylaws for a more complete description of the junior participating preferred shares.

         Dividends. The holder of each junior participating preferred share, when and if issued, is entitled to quarterly dividends in the greater amount of $5.00 or 100 times the quarterly per share dividend, whether cash or otherwise, declared upon the common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we are prohibited from declaring or paying dividends, making other distributions on, or redeeming or repurchasing common shares or other shares ranking junior to the junior participating preferred shares. If we fail to pay dividends on the junior participating preferred shares for six quarters, the holders of the junior participating preferred shares will be entitled to elect two trustees.

         Voting. The holder of each junior participating preferred share, when and if issued, is entitled to 100 votes on all matters submitted to a vote of the shareholders, voting together with holders of common shares as one class, unless the declaration of trust or bylaws otherwise provide.

         Liquidation Preference. If we liquidate, dissolve or wind up, the holders of junior participating preferred shares are entitled to a liquidation preference of $100 per share plus the amount of any accrued and unpaid dividends and distributions on the junior participating preferred shares, prior to payment of any distribution in respect of the common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of the liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of common shares receive an amount per share (the "Common Share Adjustment") equal to the junior participating preferred shares liquidation preference divided by 100, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting the common shares (the "Adjustment Number"). Following the payment of the full amount of the junior participating preferred shares liquidation preference and the Common Share Adjustment, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio of the Adjustment Number to one. The powers, preferences and rights of the junior participating preferred shares are subject to the superior powers, preferences and rights of any senior series or class of preferred shares which the trustees authorize for issuance from time to time.

         More Information. For more information with respect to the shares, see "Limitation of Liability; Shareholder Liability" and "Restrictions on Transfer of Shares; Trustees; Business Combinations and Control Share Acquisitions" below.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for our shares is State Street Bank and Trust Company, c/o Boston EquiServe, P.O. Box 8200, Boston, Massachusetts 02266-8200, telephone number (800) 426-5523).

                 LIMITATION OF LIABILITY; SHAREHOLDER LIABILITY

         Maryland law permits a REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains this kind of provision. The provision in our declaration of trust limits this kind of liability to the maximum extent permitted by Maryland law. Maryland law also provides that no shareholder will be liable for any obligation of a Maryland REIT. Our lawyers have advised us that the State of Texas may not give effect to the limitation of shareholder liability afforded by Maryland law, but that Texas law would likely recognize contractual limitations of liability such as those discussed above. We intend to conduct our business in a manner designed to minimize potential shareholder liability by, among other things, inserting appropriate provisions in our written agreements; however, we cannot give any assurance that you can avoid liability in all instances in all jurisdictions.

         Our declaration of trust provides that, upon payment by you of any liability of the kind described above, you will be entitled to indemnification by us. We cannot give any assurance that, at the time any liability arises, we will have assets sufficient to satisfy our indemnification obligation. The trustees intend to conduct our operations, with the advice of legal counsel, in such a way as to minimize or avoid, as far as practicable, the ultimate liability of our shareholders. The trustees do not intend to provide insurance covering these risks to the shareholders.

                       RESTRICTIONS ON TRANSFER OF SHARES;
                       TRUSTEES; BUSINESS COMBINATIONS AND
                           CONTROL SHARE ACQUISITIONS


Restrictions on Transfer of Shares

         For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, in any taxable year not more than 50% in value of our shares of beneficial interest, after taking into account options to acquire shares, may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year or during a proportionate part of a shorter taxable year, other than the first taxable year. The term "individuals" is defined in the Internal Revenue Code to include various entities and constructive ownership among specified family members. Our shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year, other than the first taxable year. Our declaration of trust contains restrictions on the acquisition of our shares intended to ensure compliance with these requirements.

         Subject to exceptions specified in our declaration of trust, no holder may own, directly or indirectly, more than 9.8% in number, value or voting power of our issued and outstanding shares other than (a) HRPT Properties Trust, HRPT Advisors, Inc. and their affiliates, including persons who are deemed to have beneficial ownership of the shares directly owned by HRPT Properties Trust and HRPT Advisors, Inc. under the attribution provisions of the Internal Revenue Code and (b) other shareholders exempted by majority vote of our trustees. Any person must give us written notice no later than the 15th day prior to any proposed transfer which, if completed, would result in that person owning shares in excess of the ownership limitation. However, our trustees may waive the prior notice requirement if they determine that a waiver is in our best interests. Our declaration of trust does not specify factors to be considered in granting an exemption or waiver of the prior notice requirement. In deciding whether to grant an exemption or waiver, our trustees may consider, among other factors, the general reputation and moral character of the person requesting an exemption, whether ownership of shares would be direct or through ownership attributed to that person, whether that person's ownership of shares would adversely affect our ability to acquire additional hotels or engage in other transactions and whether granting an exemption for the person requesting an exemption would adversely affect any of our existing contractual arrangements. In addition, if they deem it necessary or advisable in order to determine or ensure our status as a REIT or otherwise, the trustees may require opinions of counsel, affidavits, undertakings or arrangements.

         Our declaration of trust contains provisions designed to ensure that a transferee attempting to acquire shares in violation of the ownership limitation will not acquire rights or economic interests in the shares purportedly transferred. The declaration of trust defines a transfer to include any sale, transfer, gift, assignment, devise or other disposition of shares, whether voluntary or involuntary, whether of record or beneficial ownership and whether effected constructively, by operation of law or otherwise. Under the declaration of trust, any transfer of shares that could, in the opinion of our trustees, result in a violation of the ownership limitation and that is not otherwise permitted under the declaration of trust will result in the designation of excess shares. This procedure also applies to any transfer which could, in the opinion of the trustees, cause us to be treated as "closely held" under Section 856(h) of the Internal Revenue Code or cause our shares to be held by fewer than 100 persons.

         Our declaration of trust provides that excess shares will be transferred by operation of law to a person that is unaffiliated with us and unaffiliated with the intended transferee as trustee of a trust for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(a) and 170(c) of the Internal Revenue Code that we designate. The trustee of the charitable trust will be deemed to own these excess shares for the benefit of the charitable beneficiary on the day prior to the date of the violative transfer. Any dividends or distributions paid prior to our discovering that the excess shares were held in the charitable trust must be repaid by the intended transferee to us and any dividend declared but unpaid will be rescinded as void from the beginning with respect to the intended transferee. Our declaration of trust provides that any dividends so disgorged or rescinded will then be paid over to the charitable trustee and held in trust for the charitable beneficiary, that any vote taken by an intended transferee prior to the discovery by us that the excess shares were held in a charitable trust will be rescinded as void from the beginning, and the intended transferee will be deemed to have given an irrevocable proxy to the charitable trustee to vote the excess shares for the benefit of the charitable beneficiary.

         At our direction, the trustee of the charitable trust is required to transfer the excess shares held in the charitable trust to a person whose ownership of the shares will not violate the ownership limitation. If this type of transfer is made, the interest of the charitable beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the charitable beneficiary. The intended transferee would receive the lesser of (a) the price paid by the intended transferee for the excess shares, or if the intended transferee did not give value for the excess shares, the market price of the shares on the day of the event causing the shares to be held in trust and
(b) the price per share received by the charitable trustee from the sale or other disposition of the shares held in the charitable trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the charitable beneficiary.

         Our declaration of trust also provides that all shares held in the charitable trust for the benefit of the charitable beneficiary will be offered for sale to us or our designee for a 90-day period, at the lesser of the price paid for the shares by the intended transferee and the market price of the shares on the date that we accept the offer. This period will commence on the date we receive notice of the event causing the shares to be held in trust. All certificates evidencing shares are required to bear a legend referring to the restrictions described above. Under the Internal Revenue Code, all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, 5% or more, or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Internal Revenue Code, of the number or value of the outstanding shares must give written notice to us by January 31 of each year. In addition, our declaration of trust provides that each shareholder is required upon demand to disclose to us in writing any information with respect to the ownership of shares that the Trustees deem reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance.

         These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

Shareholder Proposals

         Our bylaws establish an advance notice procedure with regard to shareholder proposals to be brought before an annual or special meeting of shareholders. This procedure provides that shareholder proposals, other than proposals timely submitted for inclusion in our proxy statement, must be submitted in writing in a timely manner in order to be considered at the meeting. To be timely, we must, with limited exceptions, receive the notice of a shareholder proposal with respect to an annual meeting not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in this procedure will preclude discussion by any shareholder of any proposal properly made or brought before an annual meeting in accordance with the procedure.

Trustees

         Under the our declaration of trust, the number of trustees may be fixed from time to time by two thirds of the trustees or by amendment of the declaration of trust duly adopted by holders of two thirds of the outstanding shares entitled to vote thereon, with a minimum of three and a maximum of seven trustees. The declaration of trust provides that a majority of the trustees must be independent trustees, as defined in the declaration of trust. The terms of the trustees are staggered. As the trustees' terms expire, replacements are elected by a majority of the votes entitled to be cast. The declaration of trust provides that a majority of the trustees then in office will have the authority to fill any vacancies on the board, including vacancies created by an increase in the number of trustees. In addition, the declaration of trust provides that a new trustee elected to fill a vacancy will serve for the remainder of the full term of his or her class and that no decrease in the number of trustees will shorten the term of an incumbent. Moreover, the declaration of trust provides that trustees may be removed with or without cause only by the affirmative vote of all the remaining trustees or by holders of shares representing two-thirds of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon, voting as a single class.

         Our bylaws establish an advance notice procedure with regard to the nomination, other than by the board of trustees, of candidates for election as trustees which are not included in our proxy statement. This nomination procedure provides that only persons who are nominated by or at the direction of the board of trustees, or by a shareholder of record on the date of the giving of the notice who has given timely prior written notice to our secretary prior to the meeting at which trustees are to be elected, will be eligible for election as trustees. To be timely, we must, with limited exceptions, receive notice of a shareholder's nomination in the case of an annual meeting must not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in this nomination procedure will preclude discussion by any shareholder of any nomination properly made or brought before an annual or special meeting in accordance with the procedures described above.

Indemnification of Trustees and Officers

         Our declaration of trust obligates us to indemnify (1) our trustees and officers to the full extent permitted by Maryland law, including in respect of the advancement of expenses, and (2) other employees and agents to the extent authorized by the trustees or the bylaws and permitted by Maryland law. The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

         (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

         (b) the director or officer actually received an improper personal benefit in money, property or services; or

         (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. We have the right but have no obligation to obtain insurance including general liability, securities liability, trustee and officer liability and other insurance in amounts and with carriers we reasonably deem appropriate in order to support the indemnity described above.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling our company in connection with the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Business Combinations

         Under the Maryland General Corporation Law, as applicable to Maryland REITs, certain "business combinations," including certain mergers, consolidations, share exchanges, asset transfers, issuances and reclassifications of equity securities, between a Maryland REIT and any interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. For purposes of the Maryland General Corporation Law, an "interested shareholder" is a person who beneficially owns 10% or more of the voting power of the trust's shares or an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust or an affiliate of the interested shareholder. Our declaration of trust states that we have elected not to be governed by these provisions of the Maryland General Corporation Law.

Control Share Acquisitions

         The Maryland General Corporation Law, applicable to Maryland REITs, provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Our declaration of trust states that we have elected not to be governed by the control share acquisition provisions of the Maryland General Corporation Law.

Rights Plan

         General. In May 1997, the trustees adopted a shareholder rights plan. The shareholder rights plan provides for the distribution of one junior participating preferred share purchase right for each common share. Each right entitles the holder to buy 1/100th of a junior participating preferred share, or, in some circumstances, to receive cash, property, common shares or our other securities, at an exercise price of $100 per 1/100th of a junior participating preferred share.

         Distribution Date. Initially, the junior participating preferred share purchase rights are attached to certificates evidencing common shares. The junior participating preferred share purchase rights will separate from the common shares and a so-called "distribution date" will occur upon earlier of the following:

         o 10 business days, or on a later date that the trustees may determine before a distribution date occurs, following a public announcement by us that a person or group of affiliated or associated persons, an "acquiring person," has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares, or

         o 10 business days, or on a later date that the trustees may determine before a distribution date occurs, following the commencement of a tender offer or exchange offer that would result in a person becoming an acquiring person.

         Prior to the Distribution Date.  Until the distribution date:

         o the junior participating preferred share purchase rights will be evidenced by the certificates for common shares and will be transferred with and only with the common share certificates;

         o common share certificates will contain a notation incorporating the rights agreement under which the junior participating preferred share purchase rights were issued; and

         o the surrender for transfer of any certificates for outstanding common shares will also constitute the transfer of the junior participating preferred share purchase rights associated with the common shares evidenced by the certificates.

         Exercise and Expiration. The junior participating preferred share purchase rights are not exercisable until the distribution date and will expire at the close of business on April 30, 2007, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder has no rights as a shareholder, including, without limitation, the right to vote or to receive dividends.

         Flip-In Event. In the event a person becomes as so-called "acquiring person" by acquiring or obtaining the right to acquire beneficial ownership of 10% or more of our outstanding common shares, each holder of a right will thereafter have the right to receive, upon exercise of the right, common shares, or, in certain circumstances, cash, property or our other securities, having a current market price equal to two times the exercise price of the right. This type of event is known as a "flip-in event." A flip-in event does not occur when a person becomes an acquiring person in connection with a tender or exchange offer for all outstanding common shares at a price and on terms which a majority of our outside trustees determines to be fair to and otherwise in the best interests of HPT and its shareholders. An offer which is approved by the outside trustees in this manner is known as a "fair offer." Notwithstanding the foregoing, following the occurrence of any flip-in event, all junior participating preferred share purchase rights that are, or in the circumstances specified in the junior participating preferred share purchase rights agreement were, beneficially owned by any acquiring person or by related parties will be void in the circumstances set forth in the junior participating preferred share purchase rights agreement. However, junior participating preferred share purchase rights will not be exercisable following the occurrence of any flip-in event until such time as the junior participating preferred share purchase rights are no longer redeemable by us as set forth below.

         Flip-Over Event. In the event that, at any time on or after the share acquisition date, (1) we take part in a merger or other business combination transaction, other than various mergers that follow a fair offer, and HPT is not the surviving entity, (2) HPT takes part in a merger or other business combination transaction in which the common shares are changed or exchanged, other than some types of mergers that follow a fair offer, or (3) 50% or more of our assets or earning power is sold or transferred, each holder of a right, except junior participating preferred share purchase rights which previously have been voided, as set forth above, thereafter has the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

         Purchase Price. The purchase price payable and the number of junior participating preferred shares, or the amount of cash, property or other securities issuable upon exercise of the junior participating preferred share purchase rights are subject to adjustment from time to time to prevent dilution in the following circumstances:

         o in the event of a share dividend on, or a subdivision, combination or reclassification of, the junior participating preferred shares;

         o if holders of the junior participating preferred shares are granted various rights or warrants to subscribe for junior participating preferred shares or convertible securities at less than the current market price of the junior participating preferred shares; or

         o upon the distribution to holders of the junior participating preferred shares of evidences of indebtedness or assets, excluding regular quarterly cash dividends or of subscription rights or warrants other than those referred to above.

Subject to various exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We are not required to issue fractional shares upon the exercise of any right, and we will make a cash payment in lieu of any fractional shares.

         Redemption. At any time until 10 business days following the share acquisition date, we may redeem the junior participating preferred share purchase rights in whole, but not in part, at a price of $.01 per right, payable, at our option, in cash, common shares or other consideration as the trustees may determine. Immediately upon the effectiveness of the action of the trustees ordering redemption of the junior participating preferred share purchase rights, the junior participating preferred share purchase rights will terminate and the only right of the holders of junior participating preferred share purchase rights will be to receive the $.01 per right redemption price.

         Amendment. Prior to the distribution date, the trustees may amend the terms of the junior participating preferred share purchase rights, other than key financial terms and the date on which the junior participating preferred share purchase rights expire. Thereafter, the trustees may amend the provisions of the junior participating preferred share purchase rights agreement only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of junior participating preferred share purchase rights, excluding the interests of any acquiring person and other related parties, or to shorten or lengthen any time period under the junior participating preferred share purchase rights agreement; provided, however, that no amendment to lengthen the time period governing redemption is permitted to be made when the junior participating preferred share purchase rights are not redeemable.

Antitakeover Effect of Several Provisions

         As discussed above and in documents incorporated in this prospectus by reference, our declaration of trust and bylaws contain several provisions that will make it difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy fight or otherwise, if the acquisition is not approved by our board of trustees. These provisions will also make it difficult to change the composition of our board of trustees in a relatively short period of time. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover or an unsolicited proposal for the restructuring or sale of our company and to encourage persons seeking to acquire control of us to consult first with our board of trustees to negotiate the terms of any proposed business combination or offer. These provisions may have the effect of delaying, deferring or preventing a third party from making a tender offer or otherwise attempting to obtain control of us, even though this attempt might be beneficial to our company and our shareholders.

                              PLAN OF DISTRIBUTION

         We will not receive any proceeds from the sale of the offered shares. Depending upon the selling shareholders' continuing review of their respective investments and various other facts, the selling shareholders may, subject to any applicable securities laws, sell all or any part of the offered shares. However, we have not filed the registration statement of which this prospectus forms a part because of any present intention of the selling shareholders to sell any of the offered shares. Rather, the selling shareholders intend to pledge all or a part of the offered shares held by them to one or more banks or brokerage houses as collateral for loans to the selling shareholders. In the event of a default under a loan to a selling shareholder which is secured by the pledge of offered shares, the lender will have the right to cause the sale of the offered shares under the registration statement of which this prospectus forms a part.

         One or both of the selling shareholders, at the direction of a lender or otherwise, or any lender may sell offered shares from time to time to purchasers directly. Alternatively, one or both of the selling shareholders, at the direction of a lender or otherwise, or any lender may from time to time offer the offered shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of offered shares for whom they may act as agent. The selling shareholders and any underwriters, dealers or agents who participate in the distribution of the offered shares may be deemed to be underwriters, and any profits on the sale of the offered shares by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities of the Securities Act of 1933, as amended, including but not limited to, Sections 11, 12 and 17 of that act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended. At any time a selling shareholder or underwriter makes a particular offer of the offered shares under this prospectus, if required, the selling shareholder or underwriter will distribute a prospectus supplement that will identify the aggregate amount of the shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. We will file the prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part with the SEC to reflect the disclosure of additional information with respect to the distribution of the offered shares.

         The offered shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The offered shares may be sold in transactions in which this prospectus is delivered or, for selling shareholders who are not underwriters and who are not affiliates of us, in which this prospectus is not delivered. The selling shareholders will determine those prices, or those prices will be determined by agreement between the selling shareholders and underwriters or dealers.

         The selling shareholders and any other person participating in a distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-3, 10b-6 or 10b-7, which provisions may limit the timing or purchases and sales of any of the offered shares by the selling shareholders and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act to the extent applicable, any person engaged in a distribution of the offered shares may not simultaneously engage in market making activities with respect to the particular offered shares being distributed for a period of nine business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market making activities with respect to the offered shares.

         Our estimated expenses aggregate to approximately $6,900.

                                  LEGAL MATTERS

         Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, have issued an opinion about the legality of our common shares. Sullivan & Worcester LLP relied, as to certain matters of Maryland law, upon one or more opinions of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Barry M. Portnoy was a partner and chairman of the firm of Sullivan & Worcester LLP until March 31, 1997 and is one of our managing trustees. Mr. Portnoy is also a managing trustee of HRPT Properties Trust, a director and 50% owner of Reit Management & Research, Inc., our investment advisor. Jennifer B. Clark, a vice president at Reit Management and Research, Inc., was a partner of Sullivan & Worcester LLP until July 1, 1999. Sullivan & Worcester LLP also represents HRPT Properties Trust, Reit Management & Research, Inc. and their affiliates on various matters.

                                     EXPERTS

         Our consolidated financial statements and related schedule for the years ended December 31, 1998, 1997 and 1996 and the financial statements of HMH HPT Courtyard LLC for the fiscal years ended December 31, 1998, January 2, 1998 and January 3, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and appear in our Annual Report on Form 10-K for the year ended December 31, 1998. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information that you will find in the registration statement. Statements in this prospectus about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus, you should read the copies of the contracts and other documents that we have filed as exhibits to the registration statement. The statements we make in this prospectus are qualified in all respects by the information contained in the exhibits to the registration statement. The section called "Where You Can Find More Information" below contains information about how you can obtain copies of the registration statement and additional information about us.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended:

   o  Annual Report on Form 10-K for the year ended December 31, 1998;

   o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999;

   o Current Reports on Form 8-K dated February 11, 1999, March 23, 1999, April 7, 1999, April 30, 1999 and May 5, 1999; and

   o the description of our common shares contained in our Registration Statement on Form 8-A dated August 14, 1995.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering of the offered common shares:

   o  Reports filed under Sections 13(a) and (c) of the Exchange Act;

   o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

   o  Any reports filed under Section 15(d) of the Exchange Act.

      We also incorporate by reference each of the reports and statements described in the preceding paragraph which we will file with the SEC after the date of the registration statement of which this prospectus is a part but before the effectiveness of that registration statement.

      You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

      Investor Relations
      Hospitality Properties Trust
      400 Centre Street
      Newton, Massachusetts  02458
      (617) 964-8389

                       WHERE YOU CAN FIND MORE INFORMATION

      You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. You may access our electronic filings on the SEC's Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                           FORWARD LOOKING STATEMENTS

      This prospectus contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this prospectus and include statements regarding the intent, belief or expectations of HPT its trustees or its officers with respect to the policies and plans of HPT. We caution you that these forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. These factors include, without limitation, changes in financing terms, our ability or inability to complete acquisitions and financing transactions, results of operations of our properties and general changes in economic conditions not presently contemplated. The information contained in our Annual Report on Form 10-K for the year ended December 31, 1998, including the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies other important factors that could cause these differences.

                                -----------------

      The Declaration of Trust of HPT, amended and restated on August 21, 1995, a copy of which, together with all amendments thereto, is duly filed in the office of the Department of Assessments and Taxation of the State of Maryland, provides that the name "Hospitality Properties Trust" refers to the trustees under the declaration of trust, collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with Hospitality Properties, in any way, shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered shares. All such amounts will be borne by Hospitality Properties Trust (the "Company").

Registration Fee Under Securities Act                       $ 1,933.00
Blue Sky Fees and Expenses                                        0.00
Legal Fees and Expenses                                       2,000.00
Accounting Fees and Expenses                                  1,500.00
Printing and Engraving                                          100.00
Miscellaneous Fees and Expenses                               1,400.00
                                                             ---------
   Total:                                                    $6,933.00



Item 15.          Indemnification of Directors and Officers

         Section 6.4 of the Company's Declaration of Trust, filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which provides for indemnification of Trustees and officers of the Company, is hereby incorporated by reference.

Item 16.          Exhibits

3.1 Composite copy of Amended and Restated Declaration of Trust dated August 21, 1995, as amended to date. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
         1999)

3.2 Articles Supplementary dated June 2, 1997. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

3.3 Articles Supplementary dated April 8, 1999. (Incorporated by reference to the Company's Current Report on Form 8-K dated April 30, 1999)

3.4 Bylaws of the Company, as amended to date. (Incorporated by reference to the Company's Current Report on Form 8-K dated November 11, 1998)

4.1 Form of Common Share Certificate. (Incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-92330))

4.2 Rights Agreement, dated as of May 20, 1997, between the Company and State Street Bank and Trust Company, as Rights Agent. (Incorporated by reference to the Company's Current Report on Form 8-K dated May 20,
         1997)

5.1      Opinion of Sullivan & Worcester LLP.  (Filed herewith)

5.2      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.  (Filed herewith)

8 Opinion of Sullivan and Worcester LLP as to certain tax matters. (Filed herewith)

23.1     Consent of Arthur Andersen LLP (Filed herewith)

23.2     Consent of Sullivan & Worcester LLP.  (Included in Exhibits 5.1 and 8)

23.3     Consent of Ballard Spahr Andrews & Ingersoll, LLP. (Included in Exhibit
         5.2)

24       Powers of Attorney.  (Contained on Page II-4)

Item 17.          Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the
                           aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 of this registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on October 19, 1999.

                                     HOSPITALITY PROPERTIES TRUST


                                     By:  /s/ John G. Murray
                                          John G. Murray
                                          President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 relating to common shares has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Hospitality Properties Trust, hereby severally constitute and appoint John G. Murray, Thomas
M. O'Brien, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for him, and in his name in the capacity indicated below, this Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, and any other Registration Statement filed by Hospitality Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this Registration Statement (a "462(b) Registration Statement") hereby ratifying and confirming our signatures as they may be signed by our attorneys to this Registration Statement, any 462(b) Registration Statement and any and all amendments to either thereof.

     Signature                                    Title                                   Date
     ---------                                    -----                                   ----

/s/ John G. Murray                       President and Chief Operating                 October 19, 1999
John G. Murray                           Officer (principal executive officer)

/s/ Thomas M. O'Brien                    Treasurer and Chief Financial                 October 19, 1999
Thomas M. O'Brien                        Officer

                                         Trustee                                       October __, 1999
John L. Harrington

/s/ Arthur G. Koumantzelis               Trustee                                       October 19, 1999
Arthur G. Koumantzelis

/s/ Gerard M. Martin                     Managing Trustee                              October 19, 1999
Gerard M. Martin

/s/ Barry M. Portnoy                     Managing Trustee                              October 19, 1999
Barry M. Portnoy

/s/ William J. Sheehan                   Trustee                                       October 19, 1999
William J. Sheehan
